UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2026

Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)

(267) 270-4800
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Independence Realty Trust, Inc. (the "Company") with the Securities and Exchange Commission on December 8, 2025, Michele Weisbaum, the Company's Executive Vice President, General Counsel and Secretary, will retire from employment with the Company on or about March 31, 2026.

In connection with Ms. Weisbaum's planned retirement, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") on February 3, 2026 approved the engagement of Ms. Weisbaum as a consultant to the Company to assist with the orderly transition of her duties to other Company personnel. Under this arrangement, Ms. Weisbaum will provide transition, advisory and related services for a limited period following her retirement and will be paid $30,000 per month in consideration for these services. This consulting arrangement is expected to continue through December 31, 2026, unless sooner terminated by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

February 6, 2026	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President and Chief Financial Officer